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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2012

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34967	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement.
1.    Additional 8.50% Senior Notes due 2021
General
On October 18, 2012, Nortek, Inc. (the “Company”) issued $235.0 million in aggregate principal amount of 8.50% Senior Notes due 2021 (the “New Notes”). The New Notes were issued as additional notes under the Indenture, dated April 26, 2011 (the “Indenture”), by and among the Company, the guarantors named therein (together with any additional guarantors made party to the Indenture from time to time, the “Guarantors”) and U.S. Bank National Association, as trustee, pursuant to which the Company previously issued $500.0 million in aggregate principal amount of 8.50% Senior Notes due 2021 (the “Existing Notes”). As used in this Current Report on Form 8-K, the term “Notes” refers to both the New Notes and the Existing Notes. The New Notes are treated as a single series under the Indenture together with the Existing Notes and have the same terms as the Existing Notes, except that the New Notes are subject to a separate Registration Rights Agreement described below in Section 2 to this Item 1.01. Until the New Notes are exchanged for registered notes, the New Notes will have separate CUSIP numbers from those of the Existing Notes. The New Notes and the Existing Notes will vote as one class under the Indenture.
Interest
The Notes bear interest at a rate of 8.50% per annum. Interest on the Notes is payable semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing, with respect to the New Notes, April 15, 2013. Interest on the New Notes will be deemed to have accrued from October 15, 2012.
Guarantees
The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis (the “Guarantees”), by each of the Company's current and future domestic restricted subsidiaries (other than receivables subsidiaries, immaterial subsidiaries or non-wholly owned subsidiaries unless such non-wholly owned subsidiary guarantees any credit facilities or any capital markets securities of the Company or any Guarantor) that guarantees any of the Company's or the Company's other restricted subsidiaries' other indebtedness.
Ranking
The Notes and the Guarantees are the Company's and the Guarantors' unsecured senior obligations and rank senior in right of payment to any of the Company's and the Guarantors' future debt that is expressly subordinated in right of payment to the Notes and Guarantees; rank equally in right of payment with all of the Company's and the Guarantors' existing and future unsecured senior debt; are effectively subordinated in right of payment to all of the Company's and the Guarantors' secured debt to the extent of the value of the collateral securing such debt, including indebtedness under the Company's senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness.

Optional Redemption
At any time prior to April 15, 2014, the Company may on any one or more occasions redeem, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the redemption date, with the net cash proceeds of one or more Designated Offerings (as defined in the Indenture) of the Company; provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture (including the aggregate principal amount of the Notes issued after their respective issue dates) remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Designated Offering.
On or after April 15, 2016, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2016	104.25%
2017	102.125%
2018	101.063%
2019 and thereafter	100%

In addition, at any time and from time to time prior to April 15, 2016, the Company may redeem all or any portion of the Notes outstanding at a redemption price equal to (a) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date, plus (b) the Make Whole Amount (as defined in the Indenture).

Change of Control
If the Company experiences a Change of Control (as defined in the Indenture), the Company must make an offer to purchase any or all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. Within 30 days following any Change of Control, the Company must mail a notice to each holder of the Notes describing the transaction or transactions that constitute a Change of Control and offering to repurchase the Notes on a date that is not less than 30 nor more than 60 days from the date such notice is mailed.
Covenants
The Indenture contains covenants limiting, among other things, the Company's ability and the ability of the Company's restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem the Company's stock;

•	sell assets;

•	make loans and investments;

•	enter into transactions with affiliates;

•	incur certain liens;

•	impose restrictions on the ability of a subsidiary to pay dividends or make payments to the Company and its restricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of the assets of the Company or the Company's restricted subsidiaries.

Events of Default
The Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in principal amount of the then total outstanding Notes to declare all of the Notes to be due and payable immediately.
2.    Registration Rights Agreement
On October 18, 2012, the Company, the Guarantors and UBS Securities LLC, as a representative of the several initial purchasers, entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the New Notes. Pursuant to the Registration Rights Agreement, the Company has agreed that it will use its reasonable best efforts to register with the Securities and Exchange Commission (the “SEC”), notes having substantially similar terms as the New Notes as part of an offer to exchange freely tradeable exchange notes for the New Notes (the “Exchange Offer”).
Pursuant to the terms of the Registration Rights Agreement, the Company is required to file a registration statement with respect to the Exchange Offer within 270 days after the issue date of the New Notes, use its reasonable best efforts to cause such registration statement to be declared effective by the SEC within 360 days after the issue date of the New Notes and use its reasonable best efforts to complete the Exchange Offer within 390 days after the issue date of the New Notes or, if required, file a shelf registration statement covering resales of the New Notes and use its reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC within 480 days after the issue date of the New Notes.
If the Company fails to meet any of these targets (a “Registration Default”), the annual interest rate on the New Notes will increase by 0.25% for the first 90-day period. The annual interest rate on the New Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year. If the Registration Default is corrected, the interest rate on the New Notes will revert to the original level.
UBS Loan Finance LLC, an affiliate of UBS Securities LLC, acts as a lender under the Company's senior secured asset-based revolving credit facility. UBS AG, Stamford Branch, an affiliate of UBS Securities LLC, acts as the administrative agent and collateral agent under the Company's term loan facility and UBS Securities LLC acts as sole arranger and bookrunner, and syndication agent and documentation agent under the Company's term loan facility. Furthermore, the proceeds from the offering of the New Notes were used to repay obligations under the Company's term loan facility, portions of which are held by affiliates of certain of the initial purchasers.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.03     Material Modification to Rights of Security Holders.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.                    Description

4.1	Registration Rights Agreement, dated as of October 18, 2012, by and among Nortek, Inc., the Guarantors party thereto and UBS Securities LLC., as a representative of the several initial purchasers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTEK, INC.

Date: October 19, 2012	By: /s/ Edward J. Cooney
Name:    Edward J. Cooney
Title:    Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.    Description of Exhibits

4.1	Registration Rights Agreement, dated as of October 18, 2012, by and among Nortek, Inc., the Guarantors party thereto and UBS Securities LLC., as a representative of the several initial purchasers.